Graeme W. Henderson

May 2, 2012

Board of Directors
Capital Southwest Corporation
12900 Preston Road, Suite 700
Dallas, TX 75230

Gentlemen:

I hereby resign as a director of Capital Southwest Corporation and from any and all other positions with the Company and any of its affiliates, effective immediately.

Very truly yours,

Graeme W. Henderson